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                                                                    EXHIBIT 99.2

                          MACK-CALI REALTY CORPORATION
                            REQUEST FOR WAIVER FORM
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

    This form is to be used by participants (collectively, the "Participants" and individually, a "Participant") in the Mack-Cali Realty Corporation (the "Company") Dividend Reinvestment and Stock Purchase Plan (the "Plan") who are requesting authorization from the Company to make an optional cash investment under the Plan in excess of the $5,000 monthly maximum. The Participant must submit a copy of this Request For Waiver (approved by the Company) to The Chase Manhattan Bank (the "Administrator") at the same time the Participant submits an optional cash investment form together with the applicable funds. Capitalized terms which are used herein and not otherwise defined shall have the meaning ascribed to them in the current prospectus relating to the Plan (the "Prospectus").

    A new form must be completed for each month that the Participant wishes to make an optional cash investment in excess of the $5,000 monthly maximum. This form will not be accepted by the Company unless it is completed in its entirety.

    The Participant submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date indicated below,
(b) the Participant has received and read a current copy of the Prospectus and
(c) immediately after the purchase of the shares to be acquired pursuant to this Request for Waiver the Participant will not own shares in excess of 9.8% (by number or value) of any class or series of the Company's outstanding capital stock of any class or series of the Company's outstanding capital stock.

    For information regarding the Minimum Waiver Price (as defined in the Prospectus), if any, that may be applicable to optional cash investments made pursuant to an approved Request For Waiver Form, please call the Chief Financial Officer of the Company at (908) 272-8000 on the second business day preceding the start of the Pricing Period (as defined in the Prospectus). THIS FORM SHOULD BE COMPLETED AND RETURNED VIA FACSIMILE TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT (908) 272-6755 BY 10:00 A.M. EASTERN STANDARD TIME NO LATER THAN FIVE
(5) BUSINESS DAYS PRECEDING THE START OF THE PRICING PERIOD FOR THE APPLICABLE INVESTMENT DATE (AS DEFINED IN THE PROSPECTUS). If approved by the Company, the approved copy of this form must be submitted to the Administrator with the applicable funds on the first business day preceding the start of Pricing Period for the applicable Investment Date.

    THE COMPANY RESERVES THE RIGHT TO MODIFY, SUSPEND OR TERMINATE PARTICIPATION IN THE PLAN BY OTHERWISE ELIGIBLE HOLDERS OF THE COMPANY'S COMMON STOCK IN ORDER TO ELIMINATE PRACTICES WHICH ARE NOT CONSISTENT WITH THE PURPOSE OF THE PLAN.

Date

Participant's Signature                    Print Name as it Appears on Share
                                           Certificate

Joint-Participant's Signature, if any      Print Name as it Appears on Share
                                           Certificate

Optional Cash Investment Amount Requested

Social Security or Tax Identification
Number

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
Street Address

City              State              Zip

Fax Number

Method of Payment     [  ]  Check     [  ]  Money Order     [  ]  Wire Transfer*

------------------------

* Wire transfers may be used only if approved verbally in advance by the Administrator.

                    APPROVED BY MACK-CALI REALTY CORPORATION

Optional Cash Investment Amount Approved: _________________________

Method of Payment Approved: _______________________________________

Minimum Waiver Price, if any: _____________________________________

Waiver Discount, if any: __________________________________________

By: _____________________________________________

Name: ___________________________________________

Title: __________________________________________

Date: ___________________________________________